Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-53507, 333-95577, 333-90606, 130020) and on Form S-8 (No. 333-90035 333-36359, 333-109932 and 333-131967) of Silverstar Holdings, Ltd (formerly Leisureplanet Holdings, Ltd) of our report dated September 15, 2006, relating to the consolidated financial statements for the years ended June 30, 2006, 2005 and 2004, which appears in this Form 10-K.

/s/ RACHLIN COHEN & HOLTZ LLP

RACHLIN COHEN & HOLTZ LLP

Fort Lauderdale, Florida
September 15, 2006